EXHIBIT 9(D)(I)

              SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

         THIS AGREEMENT is made as of July 1, 1996 by and between HARRIS TRUST AND SAVINGS BANK, an Illinois corporation ("Harris"), and PFPC INC., a Delaware corporation ("PFPC"), which is an indirect wholly owned subsidiary of PNC Bank Corp.

                              W I T N E S S E T H :

         WHEREAS, Harris has entered into an Administration Agreement dated July 1, 1996, with Harris Insight Funds Trust, a Massachusetts business trust (the "Trust") (the "Administration Agreement"), concerning the provision of administrative services to the portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each, a "Portfolio" and collectively, the "Portfolios"), subject to Board of Trustee approval;

         WHEREAS, Harris has also entered into a Sub-Administration Agreement dated July 1, 1996, with Funds Distributor, Inc. ("FDI"), whereby FDI shall perform certain administration services with respect to shares of the Portfolios;

        WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, Harris wishes to retain PFPC to provide sub-administration and accounting services to the Trust's investment Portfolios and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

         1.       DEFINITIONS. AS USED IN THIS AGREEMENT:

         (a)      "1933 Act" means the Securities Act of 1933, as amended.






         (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (c)  "Authorized  Person"  means any officer of the Trust and any other person duly authorized by the Trust's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Trust by setting forth such limitation in the Authorized Persons Appendix.

         (d) "CEA" means the Commodities Exchange Act, as amended.

         (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

         (f) "SEC" means the Securities and Exchange Commission.

         (g) "Securities Law" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

         (h) "Shares" mean the shares of beneficial interest of any series or class of the Trust.

         (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. Harris hereby appoints PFPC to provide sub-administration and accounting services to the each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Trust or Harris has provided or, where applicable, will provide PFPC with the following:

                  (a) certified or authenticated copies of the resolutions of the Trust's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;

                  (b) a copy of the Trust's most recent effective registration statement;

                  (c)  a  copy  of  each  Portfolio's   advisory   agreement  or
                       agreements;

                  (d) a copy of the distribution agreement with respect to each class of Shares representing an interest in a Portfolio;

                  (e) a copy of any additional administration agreement with respect to a Portfolio;

                  (f) a copy of any shareholder servicing agreement made in respect of the Trust or a Portfolio; and

                  (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

         4. COMPLIANCE WITH RULES AND REGULATIONS.

         PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Trust or any Portfolio.

         5. INSTRUCTIONS.

                 (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

                  (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Trust's Board of Trustees or of the Trust's shareholders, unless and until PFPC receives Written Instructions to the contrary.

                  (c) Harris will cause the Trust to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to Harris in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

         6.       RIGHT TO RECEIVE ADVICE.

                  (a) Advice of the Trust. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from Harris.

                  (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for Harris or PFPC, at the option of PFPC).

                  (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from Harris and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

                  (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from Harris or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of another provision of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

         7.       RECORDS; VISITS.

                  (a) The books and records pertaining to the Trust and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Trust and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of Harris or the Trust, copies of any such books and records shall be provided by PFPC to Harris or the Trust or to an Authorized Person, at the Trust's expense.

                  (b)      PFPC shall keep the following records:

                           (i) all books and records with respect to each Portfolio's books of account;





                           (ii) records   of   each    Portfolio's    securities
                                transactions;

                           (iii)all other  books and records as PFPC is required
                                to maintain pursuant to Rule 3la-1 of the 1940 Act in connection with the services provided hereunder.

         8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Trust and information relating to the Trust and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by Harris. Harris agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

         9. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Trust's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Trust.

         10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic  data  processing  equipment.  In the event of equipment failures, PFPC shall, at no additional expense to Harris, exercise its best efforts in good faith to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.






         11. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Harris, on behalf of each Portfolio, will pay to PFPC a fee or fees as may be agreed to in writing by Harris and PFPC.

         12. INDEMNIFICATION. Harris agrees to indemnify and hold harmless PFPC from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of Harris or
(ii) upon Oral Instructions or Written Instructions. PFPC shall not, however, be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

         13.      RESPONSIBILITY OF PFPC.

                  (a) PFPC shall be under no duty to take any action on behalf of Harris or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

                  (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                  (c) Notwithstanding anything in this Agreement to the contrary, PFPC shall not be liable to Harris, the Trust or to any Portfolio for any consequential, special or indirect losses or damages which the Trust or any Portfolio may incur or suffer by or as a consequence of PFPC's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC.

         14. DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

         PFPC will perform the following accounting services with respect to each Portfolio:

                           (i) Journalize investment, capital share and income and expense activities;

                           (ii) Verify investment buy/sell trade tickets when received from the investment adviser or portfolio management agent for a Portfolio (the "Adviser") and transmit trades to the Trust's custodian (the "Custodian") for proper settlement;

                           (iii)        Maintain    individual    ledgers    for
                                        investment securities;

                           (iv) Maintain historical tax lots for each security;






                           (v) Reconcile cash and investment balances of the Trust with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

                           (vi) Update the cash availability throughout the day as required by the Adviser;

                           (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

                           (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

                           (ix) Monitor the expense accruals and notify an officer of the Trust of any proposed adjustments;

                           (x)          Control all  disbursements and authorize
                                        such    disbursements    upon    Written
                                        Instructions;

                           (xi)         Calculate capital gains and losses;

                           (xii)        Determine net income;

                           (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the  Adviser,  and in  either  case
                                        calculate   the  market  value  of  each
                                        Portfolio's Investments;

                           (xiv) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

                           (xv)         Compute net asset value;

                           (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

                           (xvii) Prepare a monthly financial statement, which will include the following items:

                                           Schedule of Investments




                                           Statement of Assets and Liabilities
                                           Statement of Operations
                                           Statement of Changes in Net Assets
                                           Cash Statement
                                           Schedule of Capital Gains and Losses.

         15. Description of Sub-Administration Services on a Continuous Basis.

                  PFPC will perform the following sub-administration services with respect to each Portfolio:

                           (i)          Prepare    quarterly   broker   security
                                        transactions summaries;

                           (ii)         Prepare  monthly  security   transaction
                                        listings;

                           (iii)        Supply   various  normal  and  customary
                                        Portfolio and Trust statistical data as requested on an ongoing basis;

                           (iv)         Prepare  for   execution  and  file  the
                                        Trust's Federal and state tax returns;

                           (v) Prepare and file the Trust's Semi-Annual Reports with the SEC on Form N-SAR;

                           (vi)         Prepare   and  file  with  the  SEC  the
                                        Trust's    annual    and     semi-annual
                                        shareholder reports;

                           (vii) Assist in the preparation of registration statements and other filings relating to the registration of Shares;

                           (viii) Monitor each Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

                           (ix) Coordinate contractual relationships and communications between the Trust and its contractual service providers; and

                           (x)          Monitor   and   maintain   the   Trust's
                                        compliance    with   the   amounts   and
                                        conditions of each state qualification.





         16. DURATION AND TERMINATION. This Agreement shall continue until terminated by either party on sixty (60) days' prior written notice to the other party.

         17. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed
(a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to Harris at Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois 60690, Attention: Peter P. Capaccio, Senior Vice President, with a copy to the Trust, at One Exchange Place, Tenth Floor, Boston, Massachusetts 02109; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

         18. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         19. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PFPC gives Harris ninety (90) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and Harris to comply with all relevant provisions of the 1940 Act;
(iii) PFPC remains responsible for the performance of its duties hereunder by such delegate (or assignee); (iv) the delegate (or assignee) possesses expertise comparable to or greater than that of PFPC in providing the services required hereunder; and (v) PFPC and such delegate (or assignee) promptly provide such information as Harris or the Trust may request, and respond to such questions as Harris or the Trust may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         22. MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                  (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

                  (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.







                  (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.






         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                           PFPC INC.

                                           By:    /s/ Stephen M. Wyman
                                                  --------------------------
                                           Title: Executive Vice President
                                                  --------------------------

                                           HARRIS TRUST AND SAVINGS BANK

                                           By:    /s/ Peter P. Capaccio
                                                  --------------------------
                                           Title: Senior Vice President
                                                  --------------------------





                                    EXHIBIT A
                                    ---------

         THIS EXHIBIT A, dated as of July 1, 1996, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of July 1, 1996 between PFPC INC. and HARRIS TRUST AND SAVINGS BANK.



                                   PORTFOLIOS
                                   ----------

                        Harris Insight Equity Income Fund
                           Harris Insight Growth Fund
                    Harris Insight Small-Cap Opportunity Fund
                            Harris Insight Index Fund
                        Harris Insight International Fund
                          Harris Insight Balanced Fund
                   Harris Insight Convertible Securities Fund
                            Harris Insight Bond Fund
                Harris Insight Intermediate Government Bond Fund
                       Harris Insight Tax-Exempt Bond Fund
                Harris Insight Tax-Exempt Intermediate Bond Fund






                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                    SIGNATURE

Peter P. Capaccio                              /s/ Peter P. Cappacio
                                               ---------------------
Lynn M. Gannon                                 /s/ Lynn M. Gannon
                                               ------------------
Ishwar D. Gupta                                /s/ Ishwar D. Gutpa
                                               -------------------
Donald G. Coxe                                 /s/ Donald G. Coxe
                                               ------------------
Thomas M. Corkill                              /s/ Thomas M. Corkill
                                               ---------------------
James E. Depies                                /s/ James E. Depies
                                               -------------------
William O. Leszinske                           /s/ William O. Leszinske
                                               ------------------------
Douglas G. Madigan                             /s/ Douglas G. Madigan
                                               ----------------------
Daniel L. Sido                                 /s/ Daniel L. Sido
                                               ------------------
Laura D. Alter                                 /s/ Laura D. Alter
                                               ------------------
Kathleen Bramlage                              /s/ Kathleen Bramlage
                                               ---------------------
Fred Duda                                      /s/ Fred Duda
                                               -------------
Randall T. Royther                             /s/ Randall T. Royther
                                               ----------------------
Maureen Svagera                                /s/ Maureen Svagera
                                               -------------------